As filed with the Securities and Exchange Commission on September 22, 2004

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	23-0628360
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

96 South George Street, Suite 500
York, Pennsylvania 17401	(717) 225-4711
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

Markus R. Mueller
General Counsel, Secretary and
Director of Policy & Compliance
P. H. Glatfelter Company
96 S. George Street, Suite 500
York, Pennsylvania 17401
(717) 225-4711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morris Cheston, Jr., Esquire	Kris F. Heinzelman, Esquire
Ballard Spahr Andrews & Ingersoll, LLP	Cravath, Swaine & Moore LLP
1735 Market Street, 51st Floor	Worldwide Plaza
Philadelphia, Pennsylvania 19103-7599	825 Eighth Avenue
(215) 665-8500	New York, New York 10019-7475
(212) 474-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-117233

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
Securities to be registered	registered(1)	per unit(2)	offering price(2)	registration fee
Common Stock, par value $.01 per share	1,725,000 shares	$11.00	$18,975,000	$2,404.13

(1)	Includes 225,000 shares which the underwriters have the option to purchase from the selling shareholders to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457 under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

Explanatory Note
SIGNATURES
EXHIBIT INDEX
OPINION OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Explanatory Note

     This registration statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both promulgated under the Securities Act of 1933, as amended, to register an additional 1,725,000 shares of common stock of P. H. Glatfelter Company. The contents of the registration statement on Form S-3 (Registration No. 333-117233), including the exhibits thereto, which registration statement was previously filed with the Securities and Exchange Commission and declared effective on September 21, 2004, are incorporated by reference into this registration statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on September 22, 2004.

P. H. GLATFELTER COMPANY (Registrant)

By	/s/ John P. Jacunski

John P. Jacunski
Vice President and Corporate Controller

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date	Signature	Capacity

September 22, 2004	*	Principal Executive Officer and Director
George H. Glatfelter II
Chairman and Chief Executive Officer

September 22, 2004	*	Principal Financial Officer
John C. van Roden, Jr.
Senior Vice President and Chief Financial Officer

September 22, 2004	/s/ John P. Jacunski	Controller
John P. Jacunski
Vice President and Corporate Controller

September 22, 2004	*	Director
Kathleen A. Dahlberg

September 22, 2004	*	Director
Nicholas DeBenedictis

September 22, 2004	*	Director
J. Robert Hall

September 22, 2004	*	Director
Richard C. III

September 22, 2004	*	Director
M. A. Johnson II

September 22, 2004	*	Director
Ronald J. Naples

September 22, 2004	*	Director
Richard L. Smoot

September 22, 2004	*	Director
Lee C. Stewart

*By:	/s/ John P. Jacunski

John P. Jacunski
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Documents
5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
23 (a)	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5)
23 (b)	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney (filed as Exhibit 24 to the Registration Statement on Form S-3 of P. H.
Glatfelter Company (File No. 333-117233) and incorporated herein by reference)